Exhibit 99.1

Professional Diversity Network Announces Fourth Quarter 2015 Financial Results

CHICAGO, March 30, 2016 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN” or “the Company”) (NASDAQ:IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced today its financial results for the full fiscal year and quarter-ended December 31, 2015.

The Company will host a conference call at 4:45 pm Eastern Time today to discuss the financial results. Please call (877) 407-9205 (US toll free) or (201) 689-8054 (International) to participate in the call, no passcode needed. A replay of this conference call will also be available following the call at: http://investor.prodivnet.com.

2015 Highlights:

•	Reduced expenses significantly from 2014 to 2015 by streamlining operations.
•	Sustained high gross margins throughout the year in the mid-80% range.
•	Grew the online base of registered members by 114% in 2015.

Jim Kirsch, CEO of Professional Diversity Network, commented that, “2015 was a transition year where we grew revenue and registered users significantly, while reducing expenses to build a foundation for long-term profitability. We cut costs and then turned our attention to developing profitable and efficient business lines. We started the year by integrating acquired businesses and now we are ready to focus on driving high margin growth from our core assets.”

Fourth Quarter Financial Summary:

Revenue in the fourth quarter of 2015 was $8.2 million, up 5% from $7.8 million in the comparable year-ago quarter. The corresponding gross margins were 89% and 87% in the fourth quarters of 2015 and 2014, respectively. The GAAP net losses in the fourth quarters of 2015 and 2014 were $3.8 million and $2.0 million, respectively, including an expense of approximately $850,000 related to closures of facilities and a $396,000 impairment charge in the fourth quarter of 2015.

For the years ending 2015 and 2014, respectively, revenues were $38.6 million versus $11.6 million. This reflects an increase of 232% in 2015. The gross margins for the corresponding years were 86% and 82% and the corresponding GAAP Net Losses were $35.8 million and $3.7 million. The increase in GAAP Net Loss in 2015 was inflated by significant non-cash impairment charges and higher depreciation and amortization expenses.

As of December 31, 2015, PDN had $2.6 million in cash and short-term investments.

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," “will” and "would" or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed on March 31, 2015 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACTS:

At the company:

David Mecklenburger, CFO
(312) 614-0950
investor@prodivnet.com

Investor Relations:

Gary Abbott
Merriman Capital
(415) 248-5639
gabbott@merrimanco.com

Professional Diversity Networks, Inc.
Consolidated Statements of Comprehensive Loss

	3 Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues
Membership fees and related services	$5,644,862	$5,529,741	$24,962,795	$5,932,138
Lead generation	1,645,801	1,061,041	9,499,203	1,061,041
Recruitment services	690,586	806,613	3,123,537	2,920,791
Products sales and other	117,450	226,423	748,648	237,818
Consumer advertising and marketing solutions	70,946	174,592	280,043	1,491,943
Total revenues	8,169,645	7,798,410	38,614,226	11,643,731

Costs and expenses:
Cost of revenues	928,664	1,003,591	5,576,184	2,153,900
Sales and marketing	5,274,954	5,489,485	22,501,594	8,040,797
General and administrative	4,076,376	4,636,176	15,670,331	6,392,109
Impairment expense	395,877		25,113,034
Depreciation and amortization	919,867	769,832	3,650,747	1,084,451
Gain on bargain purchase of business	-	(429,956)	-	(429,956)
Gain on sale of property and equipment	1,498	-	34,147	-
Total costs and expenses	11,597,236	11,469,128	72,546,037	17,241,301

Loss from operations	(3,427,591)	(3,670,718)	(33,931,811)	(5,597,570)

Other (expense) income
Interest expense	(389)	(2,993)	(84,728)	(3,370)
Interest and other income	21,127	(10,528)	46,693	84,519
Acquisition related costs	-	(226,356)	-	(1,195,195)
Loss on sale of marketable securities	-	-	-	-
Other (expense) income, net	20,738	(239,877)	(38,035)	(1,114,046)

Change in fair value of warrant liability	5	12,447	93,789	(8,568)

Loss before income tax benefit	(3,406,848)	(3,898,148)	(33,876,057)	(6,720,184)
Income tax benefit	410,102	(1,931,802)	1,919,497	(3,062,108)
Net loss	$(3,816,950)	$(1,966,346)	$(35,795,554)	$(3,658,076)

Other comprehensive (loss) income:
Net loss	$(3,816,950)	$(1,966,346)	$(35,795,554)	$(3,658,076)
Unrealized gains on marketable securities	-		-	-
Reclassification adjustments for losses on marketable securities included in net income	-		-
Comprehensive loss	$(3,816,950)	$(1,966,346)	$(35,795,554)	$(3,658,076)

Net loss per common share, basic and diluted	$(0.26)	$(0.25)	$(2.57)	$(0.46)

Weighted average shares used in computing net loss per common share:
Basic and diluted	14,441,063	8,016,074	13,918,594	8,016,074

Professional Diversity Network, Inc.
Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014

Current Assets:
Cash and cash equivalents	$2,070,693	$1,519,467
Accounts receivable	2,510,530	3,448,748
Short-term investments	500,000	5,198,878
Incremental direct costs	1,023,916	900,868
Prepaid license fee	112,500	337,500
Prepaid expenses and other current assets	411,592	381,057
Deferred tax asset	-	58,200
Total current assets	6,629,231	11,844,718

Property and equipment, net	444,398	874,769
Capitalized technology, net	456,523	526,070
Goodwill	20,201,190	45,180,531
Intangible assets, net	12,051,839	14,934,225
Merchant reserve	1,260,849	860,849
Deferred tax asset	-	-
Security deposits	383,786	371,310
Other assets	-	-
Total assets	$41,427,816	$74,592,472

Current Liabilities:
Accounts payable	$4,465,941	$4,941,135
Accrued expenses	837,712	549,727
Deferred revenue	7,507,176	10,078,938
Customer deposits	112,500	337,500
Notes payable	-	1,389,386
Note payable - related party	445,000	437,186
Warrant liability	-	93,789
Capital lease obligations	-	15,232
Total current liabilities	13,368,329	17,842,893

Deferred rent	45,155	25,946
Deferred tax liability	4,942,908	3,081,611
Other liabilities	426,267	-
Total liabilities	18,782,659	20,950,450

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value; 25,000,000 shares authorized; 12,928,072 shares issued as of March 31, 2015 and December 31, 2014; and 12,719,689 shares outstanding as of March 31, 2015 and December 31, 2014	144,749	127,280
Additional paid in capital	63,427,542	58,646,322
Accumulated deficit	(40,890,017)	(5,094,463)
Treasury stock, at cost; 8,382 shares at March 31, 2015 and December 31, 2014	(37,117)	(37,117)
Total stockholders' equity	22,645,157	53,642,022

Total liabilities and stockholders' equity	$41,427,816	$74,592,472

Non-GAAP Financial Measures

In this news release, PDN makes reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management has included Adjusted EBITDA because it believes that investors may find it useful to review PDN’s financial results as adjusted to exclude items as determined by management.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below.

Management believes Adjusted EBITDA provides a meaningful representation of PDN’s operating performance and provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.  Further, Adjusted EBITDA, as PDN defines it, may not be comparable to Adjusted EBITDA, or similarly titled measures, as defined by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table reconciles net income (loss) to Adjusted EBITDA, which is a non-GAAP financial measure:

	12 Months Ended
	December 31,
	2015	2014
Net loss	$(35,796)	$(3,658)
Impairment expense	25,113	-
Stock-based compensation expense	446	565
Depreciation and amortization	3,651	1,084
Change in fair value of warrant liability	(94)	9
Interest expense	85	3
Interest and other income	(47)	(85)
Income tax expense (benefit)	1,919	(3,062)
Adjusted EBITDA	$(4,722)	$(5,143)